Exhibit 99.4
AGREEMENT REGARDING
TAX MATTERS
     This AGREEMENT REGARDING TAX MATTERS (this “Agreement”) is dated as of March 1, 2006, by and among American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Partnership”), American Campus Communities Holdings LLC, a Maryland limited liability company (the “General Partner”), American Campus Communities, Inc., a Maryland corporation, (“REIT”) and each of the limited partners of the Partnership who have executed a signature page hereto (each, a “Limited Partner” and collectively, the “Limited Partners”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Section 1 of this Agreement.
RECITALS:
     A. As of the date hereof, the Limited Partners have transferred the Property Interests to the Partnership, partially selling a portion of the Property Interests (“Sale Property”) in exchange for $14,859,311 in cash and $40,559,611 in promissory notes (“Sale Consideration”), and partially contributing the remaining portion of the Property Interests (“Contributed Property”) in exchange for (i) 2,090,602 Common Units in the Partnership, (ii) 114,964 Series A Preferred Units in the Partnership and (iii) $5,344,944 in cash (the “Cash Reimbursement Amount”, as defined in Section 1) ((i), (ii) and (iii) together the “Contribution Consideration”), which transactions together are referred to as the “Contribution and Sale Transaction”;
     B. The parties to this Agreement acknowledge and agree that, to the extent permitted by applicable tax law, the Contribution and Sale Transaction will be treated for Federal and state and local income tax purposes as (i) a tax-free contribution under Section 721(a) of the Code (and Section 1.707-4(d) of the Treasury Regulations) of the Contributed Property in exchange for the Contribution Consideration, and (ii) a sale of the Sale Property in exchange for the Sale Consideration; and
     C. The Partnership, the General Partner and the REIT have agreed to enter into this Agreement with the Limited Partners to provide protection with respect to certain tax matters relating to the Partnership Agreement.
     NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned parties hereby agree as follows:
     Section 1. Defined Terms
     “Agreed Value” shall mean with respect to each Property the value set forth opposite the name of such Property on Exhibit A hereto.
     “Business Day” means any day other than Saturday or Sunday or other day upon which national banks in Austin, Texas are required or permitted by applicable law to be closed.

     “Cash Consideration” has the meaning assigned to it in the Contribution and Sale Agreement.
     “Cash Reimbursement Amount” means an amount of cash equal to the sum of (i) capital expenditures that are attributable to partnership organization and syndication costs (as described in Section 709 of the Code) treated for Federal income tax purposes as having been paid by the Limited Partners during the two year period preceding the Closing Date, and (ii) capital expenditures incurred with respect to the Properties within the two (2) year period preceding the Closing Date, in each case which are permitted to be reimbursed by the Partnership (without recognition of gain by the Limited Partners) under Treasury Regulation Section 1.707-4(d) and which are set forth in a schedule to be provided by the Contributors Representatives to the Partnership at least fifteen (15) days prior to the Closing Date (and which are subject to substantiation as described in Section 14 hereof). However, in no event shall the Cash Reimbursement Amount exceed $12,000,000.
     “Closing Date” shall mean the date of this Agreement.
     “Code” shall have the meaning assigned to it in Section 2.1 of this Agreement.
     “Common Unit” shall have the meaning assigned thereto in the Partnership Agreement.
     “Contributed Property” has the meaning assigned to it in the Recitals to this Agreement.
     “Contributee” shall have the meaning assigned to it in the Contribution and Sale Agreement.
     “Contribution Consideration” has the meaning assigned to it in the Recitals to this Agreement.
     “Contribution and Sale Agreement” means that certain Contribution and Sale Agreement dated as of December 2, 2005 entered into by the parties to this Agreement.
     “Contribution and Sale Transaction” has the meaning assigned to it in the Recitals to this Agreement.
     “Contributors Representatives” shall have the meaning assigned to it in the Contribution and Sale Agreement.
     “Debt Amount” has the meaning assigned to it in Section 2.4(a) of this Agreement.
     “Debt/Election Event” has the meaning assigned to it in Section 2.5(c) of this Agreement.
     “Debt Protected Period” means the period beginning on the Closing Date and ending on the sixth anniversary of the Closing Date.
     “Disposition” has the meaning assigned to it in Section 2.2 of this Agreement.

     “Disposition Transaction” has the meaning assigned to it in Section 2.5(b) of this Agreement.
     “Fair Market Value” shall have the meaning assigned thereto in the Partnership Agreement.
     “Limited Partner” has the meaning assigned to it in the preamble to this Agreement (the names and addresses of the Limited Partners are set forth on Exhibit B hereto).
     “Negative Balance” has the meaning assigned to it in Section 2.4(a) of this Agreement.
     “Net Income” shall have the meaning assigned to it in the Partnership Agreement.
     “Nonrecourse Liabilities” has the meaning assigned to it in the Partnership Agreement.
     “Partnership” shall have the meaning assigned to it in the preamble to this Agreement.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 17, 2004, as amended.
     “Partnership Minimum Gain” has the meaning assigned to it in the Partnership Agreement.
     “Partnership Units” means collectively (i) the Common Units and (ii) the Series A Preferred Units issued by the Partnership to the Limited Partners.
     “Partnership Year” has the meaning assigned to it in the Partnership Agreement.
     “Percentage Interest” has the meaning assigned to it in the Partnership Agreement.
     “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) and such Person’s successors and assigns.
     “Properties” means, collectively, those certain student housing properties further described in Exhibit C hereto.
     “Property Interests” means collectively, (i) those certain ownership interests in one or more Persons (that own directly or indirectly one or more of the Properties) and (ii) those certain fee simple interests in one or more of the Properties, in each case as further described in Exhibit D hereto.
     “Protected Parties” has the meaning assigned to it in Section 2.1 of this Agreement.
     “Redemption” has the meaning assigned to it in the Partnership Agreement.
     “Replacement Asset(s)” has the meaning assigned to it in Section 2.3 of this Agreement.
     “REIT” has the meaning assigned to it in the preamble to this Agreement.

     “REIT Share” has the meaning assigned to it in the Partnership Agreement.
     “Retained Amount” shall have the meaning assigned to it in the Contribution and Sale Agreement.
     “Sale Consideration” has the meaning assigned to it in the Recitals to this Agreement.
     “Sale Property” has the meaning assigned to it in the Recitals to this Agreement.
     “Series A Preferred LP Return” has the meaning assigned to it in the Partnership Agreement.
     “704(c) Protected Period” means the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date.
     “704(c) Gain” shall have the meaning set forth in Section 2.2 of this Agreement.
     “Statement” shall have the meaning assigned to it in Section 2.15 of this Agreement.
     “Subsidiary” shall mean any Person more than fifty percent (50%) of the ownership interests in which are owned directly or indirectly by the Partnership.
     “Tax Items” shall have the meaning assigned to it in the Partnership Agreement.
     Section 2. Tax Matters
     2.1 Section 704(c) Method. For the benefit of the direct and indirect beneficial owners of the Partnership Units issued at the Closing and any successor or assign thereof who acquires any of the Partnership Units in a transaction pursuant to which the Partnership Units are “substituted basis property” (as such term is used in Section 7701(a)(42) of the Code) for federal income tax purposes (the “Protected Parties”), the General Partner and the Partnership agree that the Partnership and any entity in which the Partnership holds a direct or indirect interest, shall, with respect to the Contributed Property use the “traditional method” under Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder with no curative or remedial allocations under Section 704(c) of the Code. The General Partner agrees to cause any entity that is treated as a partnership for federal income tax purposes to which any of the Contributed Property is transferred in a transaction that is wholly or partially nontaxable (a) to use the traditional method without curative or remedial allocations under Section 704(c) of the Code with respect to such Contributed Property and (b) to agree, for the benefit of the Protected Parties, to be bound by the provisions of this Section 2.1 as though such entity were the Partnership.
     2.2 704(c) Protected Period. The General Partner and the Partnership agree with the Protected Parties that neither the Partnership nor any entity in which the Partnership holds a direct or indirect interest will, directly or indirectly, sell, transfer or dispose of any of the Contributed Property or any direct or indirect interest therein (a “Disposition”) during the 704(c) Protected Period in any transaction pursuant to which any Protected Party would recognize taxable income pursuant to Code Section 704(c) due to the difference between the Agreed Value of such Contributed Property and the Protected Party’s adjusted basis in the Contributed Property for federal income tax purposes as of the Closing Date (“704(c) Gain”), unless (i) the Partnership or the entity in which it holds a direct or indirect interest obtains the prior written consent of each Protected Party who would recognize 704(c) Gain as a result of such Disposition or (ii) the Partnership or the entity in which it owns a direct or indirect interest indemnifies each Protected Party that recognizes any such 704(c) Gain as a result of such Disposition in accordance with Section 2.5(b) hereof. Replacement Assets (as defined in section 2.3 of this Agreement) received as “substituted basis property” (as such term is used in Section 7701(a)(42) of the Code) with respect to the nontaxable Disposition of any interest in the Contributed Property shall be treated as Contributed Property for purposes of the provisions of this Agreement.
     2.3 Certain Permitted Transactions. The restrictions set forth in Section 2.2 hereof shall not apply to a transaction involving any interest in the Contributed Property to the extent (i) that such transaction qualifies as a like-kind exchange under Section 1031 of the Code in which no income or gain is recognized by or allocated to any of the Protected Parties as a result of the exchange (including as a result of Section 1031(f) of the Code or any successor provision), (ii)(A) the transaction is treated for federal income tax purposes as either (x) a transfer to an entity whose separate existence from the Partnership is disregarded for federal income tax purposes or (y) a transfer to an entity that is treated as a partnership for federal income tax purposes, and (B) no gain is recognized by or allocable to any or the Protected Parties as a result of the transaction or (iii) such transaction is a nonrecognition transaction giving rise to no recognition of income to the Protected Parties for federal income tax purposes. The property or interests in a transferee received in any of the nontaxable transactions described in this section 2.3 by the Partnership or any entity in which the Partnership holds a direct or indirect interest in exchange for an interest in the Contributed Property is referred to herein as the “Replacement Asset(s).” The provisions of this Agreement shall apply to any Replacement Asset as if such Replacement Asset was a Contributed Property.
     2.4 Debt Protected Period.
          (a) The General Partner covenants and agrees to and for the benefit of the Protected Parties, that at all times during the Debt Protected Period the Partnership will maintain, and will cause each entity in which the Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness (the “Nonrecourse Indebtedness”) so that the liabilities of the Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) to the Limited Partners indicated on Exhibit E hereto (or any successors or assigns thereof that are Protected Parties), shall be in each case not less than the lesser of (i) the deficit tax basis capital accounts specified on Exhibit E, as adjusted from time to time for income or loss allocated, and cash distributed, to the Limited Partners by the Partnership (each such negative balance as so adjusted is referred to herein as a “Negative Balance”), and (ii) $20,000,000 (the lesser of (i) and (ii) being referred to herein as the “Debt Amount”). Such Nonrecourse Indebtedness so allocated will, as permitted by applicable law, represent “qualified nonrecourse financing” within the meaning of Section 465(d)(6) of the Code. For the avoidance of doubt, the parties agree that the Partnership’s obligations under this Agreement to provide sufficient allocations of indebtedness shall continue through the Debt Protected Period. During the six year period following the Debt Protected Period, the General Partner shall either (i) maintain Nonrecourse Indebtedness at least equal to the Debt Amount or (ii) maintain partner nonrecourse debt within the meaning of Section 1.704-2(b)(4) of the Treasury Regulations and/or nonrecourse debt within the meaning of Section 1.752-1(a) of the Treasury Regulations at least equal to the sum of the Negative Balances and afford each Protected Party with a reasonable opportunity to provide a “bottom” guaranty with respect to a portion of such debt equal to its respective Negative Balance (such “bottom” guaranty to be in substantially the form attached hereto as Exhibit F).
          (b) The parties acknowledge and agree that prior to the delivery by Contributors Representatives of final Negative Balances (and the required debt allocations) for Exhibit E, the amounts set forth in Exhibit E shall be an estimate only of the required debt allocations, and during the period described in the next sentence, the Partnership shall be responsible for maintaining, and causing the entities in which the Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness so that the liabilities of the Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) to the Limited Partners indicated on Exhibit E (or any successors or assigns thereof that are Protected Parties) shall be, in each case, not less than 110% of the amounts specified in the estimates specified on Exhibit E. The Contributors Representatives will be required to provide the final Negative Balances within 90 days after the Closing Date (and such Negative Balances as provided by the Contributors Representatives shall be binding upon the Limited Partners). In no event shall the Negative Balances set forth on Exhibit E (whether as initial estimates or as the final Negative Balances) exceed $18,000,000.
     2.5 Indemnity. Sections 2.1, 2.2 and 2.4 hereof shall not apply to any transaction or event if:
          (a) In the case of the use of any allocation method with respect to the Contributed Property other than permitted by Section 2.1 hereof, concurrently with the occurrence of such event (or if later, ten days before the date upon which the estimated payment of the taxes subject to the indemnity hereunder is due), the Partnership pays to each of the Protected Parties (1) an amount equal to the aggregate federal, state and local income taxes payable by such Protected Party as a result of the use of such allocation method (including, for the avoidance of doubt, all taxes imposed in respect of items allocated to Protected Parties as a result of curative allocations not permitted by Section 2.1, allocations of remedial items or similar allocations by the Partnership or an entity in which the Partnership owns a direct or indirect interest) plus (2) any interest, penalties and reasonable fees of accountants and attorneys attributable to the use of such allocation method, plus (3) an amount equal to the aggregate federal, state and local income taxes payable by the Protected Parties as a result of the receipt of the payments required by this Section 2.5(a) (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient hereof for tax liability and other costs and expenses);
          (b) In the case of a transaction or event that would otherwise have been prohibited by Section 2.2 hereof (a “Disposition Transaction”), concurrently with the consummation of such Disposition Transaction or the occurrence of such event (or if later, ten days before the date upon which the estimated payment of the taxes subject to the indemnity hereunder is due), the Partnership pays to each of the Protected Parties (1) an amount equal to the lesser of (i) the aggregate federal, state and local income taxes payable by such Protected Party on the Section 704(c) Gain recognized by the Protected Party as a result of, or in connection with, such Disposition Transaction, or (ii) the aggregate federal, state and local income taxes that would have been payable by such Protected Party if the Contributed Assets that are the direct or indirect subject of the Disposition Transaction had been sold on the Closing Date with respect to such Contributed Assets for their fair market value determined in a manner consistent with the final allocations of the Sale Consideration and the Contribution Consideration made pursuant to Section 2.14 hereof; plus, in the case of both (i) and (ii), (2) any interest, penalties and reasonable fees of accountants and attorneys attributable to the Disposition Transaction, plus (3) an amount equal to the aggregate federal, state and local income taxes payable by the Protected Parties as a result of the receipt of the payments required by this Section 2.5(b) (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient hereof for tax liability and other costs and expenses); and
          (c) In the case of any transaction or event that would otherwise have been prohibited by Section 2.4 hereof or constitutes a breach of the General Partner or the Partnership’s obligations under Section 2.10 below (either, a “Debt/Election Event”), concurrently with the consummation of such transaction or the occurrence of such event (or, if later, ten days before the date upon which the estimated payment of the taxes subject to the indemnity hereunder is due), the Partnership pays to each of the Protected Parties (1) an amount equal to the aggregate federal, state and local income taxes payable by such Protected Party as a result of, or in connection with, such Debt/Election Event, plus (2) any interest, penalties and reasonable fees of accountants and attorneys attributable to the Debt/Election Event, plus (3) an amount equal to the aggregate federal, state and local income taxes payable by the Protected Parties as a result of the receipt of the payments required by this Section 2.5(c) (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient hereof for tax liability and other costs and expenses).
For purposes of the preceding clauses (a), (b) and (c), (i) all income arising from the transaction or event that is treated as ordinary income under the applicable provisions of the Code and all payments provided for in this Section 2.5 shall be treated as subject to federal, state and local income tax at the applicable effective tax rates imposed on ordinary income by the Code and the tax laws of the applicable states in which such income is taxable (assuming for these purposes that such income is the last income recognized by each Protected Party), (ii) all other income arising from the transaction or event shall be treated as subject to federal, state and local income tax at the applicable effective tax rates imposed on long-term capital gains by the Code and the tax laws of the applicable states in which such income is taxable (assuming for these purposes that such income is the last income recognized by each Protected Party), (iii) any amounts payable pursuant to the indemnity provided for in this Section will be determined without giving effect to any loss carry forwards or loss carry backs available to the Protected Party and (iv) any amounts payable under the indemnity with respect to state and local income taxes shall not be deducted for purposes of calculating federal income taxes hereunder unless the Partnership, upon advice of its tax advisors, shall reasonably determine that such amounts are deductible for federal income tax purposes on the Protected Party’s return. The provisions of this Section 2.5 shall be subject to the provisions of Section 6 hereof.
          2.6 Initial Capital Accounts. The General Partner agrees that the initial capital accounts of the Contributors in the Partnership shall be as set forth on Exhibit G. The initial capital accounts shall be determined based on the Fair Market Value of the REIT Shares and the number of Partnership Units issued to each Limited Partner on the Closing Date.
          2.7 Third Party Beneficiaries. The General Partner and the Partnership agree that each of the Protected Parties is an intended third party beneficiary of the provisions of this Agreement and that the provisions of this Agreement are enforceable by any of them.
          2.8 Preservation of Tax Status. The General Partner and the Partnership agree with the Protected Parties that (i) at no time during the Debt Protected Period will the REIT or the Partnership take any action that would cause the Partnership to be treated as an entity that would be taxable as a corporation for federal income tax purposes and (ii) during the Debt Protected Period the REIT and the Partnership will use commercially reasonable efforts to maintain the REIT’s status as a “real estate investment trust” under the Code.
          2.9 Income Tax Audits; Debt Allocation Information.
               (a) The Partnership agrees to (i) consult in good faith with Contributors Representatives regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to any Contributed Property directly or indirectly owned by it before filing such request, (ii) consult in good faith with Contributors Representatives regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to any Contributed Property before filing such petition, (iii) give Contributors Representatives prompt notice of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine income tax returns of the Partnership or any subsidiary (with respect to any Contributed Property) for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to any Contributed Property under Section 6223 of the Code, receipt of written notice of the final partnership administrative adjustment relating to any Contributed Property pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership or any subsidiary (to the extent that the Partnership reasonably determines that the Internal Revenue Service is likely to examine federal income tax issues that could reasonably be expected to have a material adverse effect on the Protected Parties), and (iv) notify Contributors Representatives if the Partnership does not intend to file for judicial review with respect to any Contributed Property.
               (b) The General Partner agrees to provide each Protected Party with such information as is reasonably available to the Partnership regarding allocations of the Partnership’s indebtedness under Section 752 of the Code and the Treasury Regulations thereunder, as such parties may reasonably request from time to time.
               (c) The Protected Parties have retained qualified tax counsel to advise them in connection with the negotiation and execution of this Agreement and the transactions described herein. The Protected Parties agree and acknowledge that neither the Partnership, the General Partner nor the REIT has made any representations to them regarding the application or interpretation of the applicable provisions of federal and state tax laws to this Agreement or the transactions described herein; provided, that, the provisions of this Section 2.9(c) shall have no effect upon the representations and warranties of the REIT and the Partnership set forth in the Contribution and Sale Agreement.
          2.10 Code Section 754 Election. If the Partnership does not already have a Code Section 754 election in effect, upon the request of a Protected Party it will make such an election.
          2.11 Distribution Deferral. At the election of the Contributors Representatives, the Partnership shall limit distributions to the Protected Parties for 2 years to meet the safe-harbor requirements of Section 1.707-4 of the Treasury Regulations. Any amount by which a distribution during such 2 year period is limited (reduced) shall be deferred and paid to the Protected Parties within thirty days after the end of such two year period.
          2.12 Transfer Taxes. The Protected Parties shall have no liability for any state transfer taxes paid as a result of the subsequent transfer of any Contributed Property or Sale Property (or any of the Properties) by or at the direction of the Partnership after the Closing Date.
          2.13 Basis Allocation. Each Limited Partner and the Partnership agree to allocate the basis of the Contributed Property in the manner as set forth on Exhibit H by allocating between Contributed Property and Sale Property based on (i) the Fair Market Value of the Contribution Consideration as of the Closing Date and (ii) the amount of cash comprising the Sale Consideration.
          2.14 Allocation of Consideration. Each Limited Partner and the Partnership agree, subject to provision by the Contributors Representatives of reasonable support for such allocation prior to the Closing (and the consent of the auditors of the Partnership and the REIT), to allocate the aggregate consideration received for the Contributed Property and the Sale Property as set forth on Exhibit I (with such allocation providing (i) an allocation of 25% of the aggregate consideration to land and (ii) an allocation to personal property of an amount equal to or less than its adjusted tax basis).
          2.15 Tax Treatment; Reporting. To the extent permitted by applicable tax law, the parties to this Agreement agree to treat the Contribution and Sale Transaction for Federal and state and local income tax purposes as (i) a tax-free contribution under Section 721(a) of the Code of the Contributed Property in exchange for the Contribution Consideration, and (ii) the transfer of the Sale Property in exchange for the Sale Consideration received pursuant to each of the Purchase and Sale Agreements that are exhibits to the Contribution and Sale Agreement as sales both in form and pursuant to Federal Treasury Regulations Section 1.707-3. Further, to the extent permitted by applicable tax law, the parties to this Agreement agree to treat any conveyances of equity interests pursuant to Section 2 of the Contribution and Sale Agreement as conveyances of interests in one or more entities that are disregarded entities for Federal income tax purposes as provided in Treasury Regulation Section 301.7701-3, such that for Federal income tax purposes such conveyances will be treated as conveyances of undivided interests in the Properties. Each party agrees to prepare all Federal, state and local income tax returns, reports, disclosure statements and other information consistent with the foregoing. If the Partnership determines that it is required to prepare and file any tax shelter disclosure statement, such as Federal Form 8886 or any similar form or disclosure statement for state or local tax purposes (a “Statement”), it shall first submit a draft of such Statement to the Contributors Representatives for its review and approval (which approval will not be unreasonably withheld, conditioned or delayed) before filing such Statement with the tax authorities.
     Section 3. Notices. Except as otherwise specifically provided herein, all notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon delivery if delivered personally or one Business Day after being sent by overnight courier (providing proof of delivery) to the Partnership, the General Partner or the REIT at the address of such party set forth below, and to any Limited Partner at the address set forth on the signature pages hereto (or at such other address for a party as specified by like notice):
          if to the Partnership, the General Partner or the REIT:
c/o American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 87846
Attention: William C. Bayless, Jr.
Facsimile: (512) 494-0603
with a copy to:
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, TX 75201
Attention: Bryan L. Goolsby
Facsimile: (214) 740-8800
Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party or its assignee may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
     Section 4. Interpretation. When a reference is made in this Agreement to a Section, or an Exhibit, such reference will be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

     Section 5. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement (or any amendment hereto in accordance with Section 6 below) may be delivered by facsimile, and a signature delivered by facsimile shall be deemed to constitute an original signature for all purposes.
     Section 6. Amendment; Change in Law. Except as expressly provided to the contrary in this Section 6, this Agreement may only be amended or modified in an instrument in writing signed by, or on behalf of, the Partnership, the General Partner, the REIT and each Protected Party whose interest would be adversely affected by such amendment or modification. Notwithstanding the foregoing, in the event that there is a change in applicable tax laws (regardless of whether such change in applicable tax laws is attributable to any amendment or modification to the Code or the Treasury Regulations or the promulgation of any rulings or any judicial precedent) following the Closing Date (a “Change in Law”) that would prohibit the Partnership from satisfying any of its obligations hereunder then the Partnership and the Contributors Representatives are hereby authorized and directed to amend this Agreement as necessary to provide the Protected Parties with the same tax treatment with regard to the matters described herein (or as near thereto as possible) as they would have received if there were no such Change in Law. Notwithstanding any provision of this Agreement to the contrary, neither the Partnership, the General Partner nor the REIT shall have any liability hereunder with respect to any liability, costs or expenses incurred by the Protected Parties as a result of a Change in Law.
     Section 7. Debt Allocation. The Partnership covenants and agrees that it shall comply with Section 1.752-3 of the Treasury Regulations (and any successor provisions of the Treasury Regulations) in determining each Protected Party’s share of the Nonrecourse Liabilities of the Partnership and that, subject to any change in applicable tax law that would require the Partnership to use a different method of determining each Protected Party’s share of the Nonrecourse Liabilities of the Partnership, each Protected Party’s share of the Nonrecourse Liabilities of the Partnership shall be equal to the sum of (i) the Protected Party’s share of Partnership Minimum Gain, plus (ii) the amount of any taxable gain that would be allocated to the Protected Party under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of Partnership property) if the Partnership disposed of (in a taxable transaction) all Partnership property subject to one or more Nonrecourse Liabilities of the Partnership in full satisfaction of the liabilities and for no other consideration, plus (iii) the Protected Party’s pro rata share of excess nonrecourse liabilities not allocated under clauses (i) and (ii) of this Section 7 to be determined by (x) allocating an excess nonrecourse liability to a Protected Party up to the amount of built-in gain that is allocable to the Protected Party on Section 704(c) property (as defined under Treasury Regulation Section 1.704-3(a)(3)(ii)) or property for which reverse Section 704(c) allocations are applicable (as described in Treasury Regulation Section 1.704-3(a)(6)(i)) where such property is subject to the nonrecourse liability, to the extent that such built-in gain exceeds the gain described in Treasury Regulation Section 1.752-3(a)(2) with respect to such property, then (y) allocating the amount, if any, of the excess nonrecourse liability that is not allocated under (x) to each Protected Party in accordance with their respective Percentage Interests.

     Section 8. Entire Agreement. This Agreement constitutes, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     Section 9. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflict of laws.
     Section 10. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.
     Section 11. Allocation of Net Income. The Partnership covenants and agrees that is shall not allocate items of Net Income for any Partnership Year pursuant to Section 6.2.A(1)(d) of the Partnership Agreement to the holders of the Series A Preferred Units to the extent that such items of Net Income when added to prior allocations of Net Income made pursuant to Section 6.2.A(1)(d) would exceed the cumulative distributions received by the holders of the Series A preferred Units with respect to their Series A Preferred LP Return during the Partnership Year and all prior Partnership Years. For purposes hereof, any distribution made by the Partnership with respect to the Series A LP Return of the holders of the Series A Preferred Units upon or prior to the sixtieth (60th) day following the end of any Partnership Year shall be treated as if such distribution were made during such Partnership Year.
     Section 12. Retained Amount. The parties hereto agree and acknowledge that for purposes of Article 5 and Article 6 of the Partnership Agreement any Partnership Units retained by the Contributee (as all or part of the Retained Amount) pursuant to Section 3.7 of the Contribution and Sale Agreement shall be treated as if such Partnership Units were owned by the applicable Limited Partners unless and until such Partnership Units are used for offset as provided in Section 19.5 of the Contribution and Sale Agreement.
     Section 13. Redemption. The Limited Partners agree and acknowledge that they shall not be entitled to exercise the right of Redemption set forth in Section 8.6 of the Partnership Agreement with respect to their Partnership Units prior to the first anniversary of the Closing Date.
     Section 14. Cash Reimbursement Amount. Notwithstanding any contrary provision of the Contribution and Sale Agreement, the portion of the Cash Consideration that is designated as the Cash Reimbursement Amount pursuant to this Agreement and which qualifies for the exception to disguised sale treatment set forth in Section 1.707-4(d) of the Treasury Regulations shall be considered as a reimbursement of preformation expenditures with respect to property contributed to the Partnership in accordance with Section 1.707-4(d) of the Treasury Regulations and not as consideration for property sold to the Partnership. The Contributor Representatives shall provide the Partnership and its attorneys and accountants with such further information and data as may be reasonably required to substantiate the amount and character of expenditures comprising the Cash Reimbursement Amount.

     Section 15. Relationship with Other Agreements. If any provision of this Agreement is in conflict with any provision of the Contribution and Sale Agreement or the Partnership Agreement, the provisions of this Agreement shall control.
     Section 16. Allocation of Sale Consideration. Attached hereto as Exhibit J is an example reflecting the allocation of Sale Consideration and Contribution Consideration. The parties hereto agree that the final allocation of Sale Consideration and Contribution Consideration shall be calculated in a manner generally consistent with the example attached hereto as Exhibit J.
     Section 17. Book Up. The Partnership covenants and agrees that it shall either (i) perform a “book up” of the capital accounts of its partners and a revaluation of its property as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) effective as of July 5, 2005 (based on a valuation of its property derived from a price per share of REIT Shares of $22.50) or (ii) perform a “book up” of the capital accounts of its partners and a revaluation of its property as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) effective as of the Closing Date (immediately prior to the delivery of the Contribution Consideration by the Partnership to the Limited Partners) based upon the then market value of REIT Shares. In either event, the “book up” shall include property held by the Partnership directly and indirectly through subsidiary partnerships, provided that (i) the Partnership or the REIT, directly or indirectly through one or more affiliated entities, controls the applicable subsidiaries (and the decision to perform such a “book up”) and (ii) such “book up” is permitted by and shall be made in accordance with Code Section 704(b) and the Treasury Regulations thereunder.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

THE PARTNERSHIP:

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP,
a Maryland limited partnership

By: AMERICAN CAMPUS COMMUNITIES HOLDINGS LLC, its general partner

By:

Name:

Title:

AMERICAN CAMPUS COMMUNITIES, INC., a Maryland corporation

By:

Name:

Title:

THE LIMITED PARTNERS:

See signature pages attached hereto.

The former Contributor Limited Partners as set forth on Schedule 1 attached hereto who are receiving Common and/or Preferred ACC OP Units:

By:

Name:

Title:

SCHEDULE 1
Former Contributor Limited Partners

Keeling Family Irrevocable Trust
Jeffrey M. Fenster
Sherryl Marsh
Roger & Sherryl Marsh
Kent P. Dauten
Dan Jaworski
Vernon Holland
Jeanette Holland
Lucille Frasca Trust
Paul & Barbara Koch
Donna Worner
Eric Worner
HSW Properties LLC
Ralph J. Henneman Trust
Delores M. Henneman Trust B & C
Rita Henneman Trust
David Diana Revocable Trust
Mary Jane Diana Revocable Trust
Dennis E. Smith
Rodrick Schmidt
David Keeling
Michael Henneman
Michael Sheppard
Rodney Poole
Chad Worner
Joseph Giblin
Schmidt Family Investments LLC
Henneman Family LLC